                                                        Exhibit 10.42
                                                        Confidential information
                                                        omitted and filed
                                                        separately with the
                                                        commission




                       COLLABORATION AND LICENSE AGREEMENT


                                     BETWEEN


                         GENOME THERAPEUTICS CORPORATION

                                       AND

                              SCHERING-PLOUGH LTD.


                         dated as of September 22, 1997

                                TABLE OF CONTENTS


ARTICLE 1.  DEFINITIONS......................................................  2
     1.1.   "      *       DATABASE".........................................  2
     1.2.   "AFFILIATE"......................................................  2
     1.3.   "     *       DATABASE"..........................................  2
     1.4.   "CONTRACT YEAR"..................................................  2
     1.5.   "DEVELOPMENT CANDIDATE"..........................................  2
     1.6.   "DIAGNOSTIC PRODUCT".............................................  2
     1.7.   "EFFECTIVE DATE".................................................  2
     1.8.   "ENABLED BY GTC".................................................  2
     1.9.   "                *                    "..........................  3
     1.10.  "EVENT OF DEFAULT"...............................................  3
     1.11.  "FDA"............................................................  3
     1.12.  "FIRST COMMERCIAL SALE"..........................................  3
     1.13.  "GENE PATENT RIGHTS".............................................  3
     1.14.  "GTC DATABASES"..................................................  3
     1.15.  "GTC SOFTWARE"...................................................  3
     1.16.  "GTC TECHNOLOGY".................................................  3
     1.17.  "IND"............................................................  3
     1.18.  "INITIAL RESEARCH COLLABORATION TERM"............................  4
     1.19.  "LEAD COMPOUND"..................................................  4
     1.20.  "MAJOR MARKET COUNTRY............................................  4
     1.21.  "NDA"............................................................  4
     1.22.  "    *     ".....................................................  4
     1.23.  "1995 COLLABORATION".............................................  5
     1.24.  "OVERALL RESEARCH PLAN"..........................................  5
     1.25.  "PATHOGENOMETM DATABASE".........................................  5
     1.26.  "PATHOGENOMETM DATABASE AGREEMENT"...............................  6
     1.27.  "PLANT PRODUCT"..................................................  6
     1.28.  "PRODUCT"........................................................  6
     1.29.  "PRODUCT PATENT RIGHTS"..........................................  6
     1.30.  "RESEARCH COLLABORATION".........................................  6
     1.31.  "SP ASSAY TECHNOLOGY"............................................  6
     1.32.  "SC".............................................................  6
     1.33.  "SC AGREEMENT"...................................................  6
     1.34.  "THIRD PARTY"....................................................  6
     1.35.  "VACCINE PRODUCT"................................................  7
     1.36.  "VALID CLAIM"....................................................  7

ARTICLE 2.  SCOPE AND STRUCTURE OF THE COLLABORATION.........................  7



                                       (i)

                       * Confidential Treatment Requested

     2.1.   GENERAL; EFFECTIVENESS AND EFFECTIVE DATE........................  7
     2.2.   ACKNOWLEDGMENT OF OTHER COLLABORATIONS...........................  7
     2.3.   SUBSCRIPTION TO THE PATHOGENOME(TM) DATABASE;
            INCLUSION OF DATA IN PATHOGENOME(TM) DATABASE....................  7

ARTICLE 3.  LICENSE GRANTS; MARKETING RIGHTS.................................  8
     3.1.   GRANT OF RIGHTS BY GTC TO SP.....................................  8
            3.1.1. EXCLUSIVE GRANT FOR GTC DATABASES AND
                   PRODUCT PATENT RIGHTS.....................................  8
            3.1.2. NON-EXCLUSIVE GRANT FOR GTC TECHNOLOGY AND
                   GTC SOFTWARE..............................................  8
            3.1.3. SUBLICENSES...............................................  8
     3.2.   GRANT OF RIGHTS BY SP TO GTC.....................................  9
            3.2.1. GRANT OF RIGHTS TO SP ASSAY TECHNOLOGY....................  9
            3.2.2. GRANT OF GENE PATENT RIGHTS.  ............................  9
     3.3.             *           ...........................................  9
     3.4.   NO GRANT OF OTHER TECHNOLOGY OR PATENT RIGHTS....................  9

ARTICLE 4.  CONDUCT OF THE RESEARCH COLLABORATION............................  9
     4.1.   OBLIGATIONS OF THE PARTIES.......................................  9
            4.1.1. REASONABLE EFFORTS........................................  9
            4.1.2. DELIVERIES BY GTC......................................... 10
     4.2.   ACCESS TO DATA, INFORMATION EXCHANGE AND REPORTS................. 10
     4.3.   ELECTRONIC ACCESS TO SCIENTIFIC DATA............................. 10
     4.4.   TERM OF RESEARCH COLLABORATION;
            LEVEL OF EFFORT BY GTC SCIENTISTS................................ 10
     4.5.   AVAILABILITY OF EMPLOYEES........................................ 11
     4.6.   JOINT RESEARCH COMMITTEE......................................... 11
            4.6.1. RESEARCH PLAN............................................. 11
            4.6.2. ANNUAL RESEARCH PLANS..................................... 11
            4.6.3. PERIODIC REVIEWS.......................................... 12
            4.6.4. MEMBERSHIP OF JOINT RESEARCH COMMITTEE.................... 12
            4.6.5. JOINT RESEARCH COMMITTEE MEETINGS......................... 12
            4.6.6. DECISION MAKING........................................... 12
     4.7.   JOINT PATENT COMMITTEE........................................... 13

ARTICLE 5.  DEVELOPMENT AND MARKETING DUE DILIGENCE.......................... 13
     5.1.   DILIGENT DISCOVERY EFFORTS....................................... 13
     5.2.   DILIGENT DEVELOPMENT EFFORTS..................................... 13
     5.3.   DILIGENT MARKETING AND DISTRIBUTION EFFORTS...................... 14
     5.4.   REPORTS.......................................................... 14

ARTICLE 6.  PAYMENTS......................................................... 14
     6.1.   LICENSE FEE...................................................... 14
     6.2.   MILESTONE PAYMENTS............................................... 15



                                      (ii)

                       * Confidential Treatment Requested

            6.2.1. *      PAYMENTS........................................... 15
            6.2.2. *       PAYMENTS.......................................... 15
     6.3.   RESEARCH FUNDING................................................. 16
            6.3.1. FUNDING DURING THE INITIAL RESEARCH COLLABORATION TERM.... 16
            6.3.2. FUNDING AFTER THE INITIAL RESEARCH COLLABORATION TERM..... 16
            6.3.3. ADDITIONAL EXPENDITURES................................... 17
     6.4.   ROYALTIES PAYABLE BY SP AND ITS AFFILIATES AND SUBLICENSEES...... 17
            6.4.1. GENERAL................................................... 17
            6.4.2. ROYALTIES ON NET SALES OF THE PRODUCTS.................... 17
            6.4.3. SUBLICENSES............................................... 18
            6.4.4.     *            THIRD PARTY ROYALTIES.................... 18
            6.4.5. ROYALTY REPORTS, EXCHANGE RATES........................... 18
            6.4.6. AUDITS.................................................... 19
            6.4.7. ROYALTY PAYMENT TERMS..................................... 19
     6.5.   WITHHOLDING TAXES................................................ 19
     6.6.   BLOCKED CURRENCY................................................. 20
     6.7.   ADDITIONAL PAYMENT OBLIGATIONS................................... 20
     6.8.   INTEREST ON LATE PAYMENTS........................................ 20
     6.9.   MANNER OF PAYMENT................................................ 20

ARTICLE 7.  INTELLECTUAL PROPERTY............................................ 20
     7.1.   OWNERSHIP OF INTELLECTUAL PROPERTY............................... 20
     7.2.   FILING, PROSECUTION AND MAINTENANCE OF PRODUCT PATENT
            RIGHTS AND GENE PATENT RIGHTS.................................... 20
            7.2.1. PROSECUTION AND MAINTENANCE OF PRODUCT PATENT
                   RIGHTS AND GENE PATENT RIGHTS............................. 21
            7.2.2. ABANDONMENT; FAILURE TO PAY............................... 21
            7.2.3. COOPERATION............................................... 21
     7.3.   INFRINGEMENT BY OTHERS; PROSECUTION BY SP........................ 21
     7.4.   INFRINGEMENT BY OTHERS; PROSECUTION BY GTC....................... 22
     7.5.   COOPERATION IN INFRINGEMENT ACTIONS.............................. 22
     7.6.   TRADEMARKS....................................................... 22

ARTICLE 8.  CONFIDENTIALITY.................................................. 22
     8.1.   NONDISCLOSURE OBLIGATIONS........................................ 22
            8.1.1. GENERAL................................................... 22
            8.1.2. LIMITATIONS............................................... 23
     8.2.   SAMPLES.......................................................... 23
     8.3.   INJUNCTIVE RELIEF................................................ 23

ARTICLE 9.  REPRESENTATIONS AND WARRANTIES................................... 24
     9.1.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF GTC................. 24



                                      (iii)

                       * Confidential Treatment Requested

     9.2.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF SP.................. 25
     9.3.   VALIDITY AND SCOPE............................................... 25
     9.4.   WARRANTY DISCLAIMER.............................................. 25
     9.5.   LIMITED LIABILITY................................................ 25

ARTICLE 10. INDEMNITY........................................................ 26
     10.1.  SP INDEMNITY OBLIGATIONS......................................... 26
     10.2.  LIMITATION ON SP INDEMNITY OBLIGATIONS........................... 26
     10.3.  PROCEDURE........................................................ 26
     10.4.  INSURANCE........................................................ 26

ARTICLE 11. EXPIRATION AND TERMINATION....................................... 27
     11.1.  EXPIRATION....................................................... 27
            11.1.1. TERM OF RESEARCH COLLABORATION........................... 27
            11.1.2. TERM OF AGREEMENT........................................ 27
     11.2.  EVENTS OF DEFAULT................................................ 27
            11.2.1. DEFAULT BY EITHER PARTY.................................. 27
            11.2.2. DEFAULT BY SP............................................ 27
     11.3.  EFFECT OF AN EVENT OF DEFAULT.................................... 28
            11.3.1. REMEDIES AVAILABLE TO GTC................................ 28
            11.3.2. REMEDIES AVAILABLE TO SP................................. 29
     11.4.         *          ............................................... 29
     11.5.  EFFECT OF EXPIRATION OR TERMINATION OF RESEARCH COLLABORATION.... 29
     11.6.  EFFECT OF EXPIRATION OR TERMINATION OF AGREEMENT................. 29
            11.6.1. SURVIVAL OF PROVISIONS UPON EXPIRATION................... 30
            11.6.2. SURVIVAL OF PROVISIONS UPON TERMINATION.................. 30

ARTICLE 12. PROVISIONS FOR INSOLVENCY........................................ 30
     12.1.  GENERAL.......................................................... 30
     12.2.  REJECTION OF AGREEMENT IN TITLE 11............................... 30
     12.3.  ADDITIONAL RIGHTS................................................ 31
     12.4.  EFFECT ON SC AGREEMENT........................................... 31

ARTICLE 13. MISCELLANEOUS.................................................... 31
     13.1.  FORCE MAJEURE.................................................... 31
     13.2.  ASSIGNMENT....................................................... 31
     13.3.  SEVERABILITY..................................................... 32
     13.4.  NOTICES.......................................................... 32
     13.5.  RELATIONSHIP TO SC AGREEMENT; CONTROLLING PROVISIONS............. 33
     13.6.  APPLICABLE LAW................................................... 33
     13.7.  DISPUTE RESOLUTION............................................... 33
     13.8.  ENTIRE AGREEMENT................................................. 34



                                      (iv)

                       * Confidential Treatment Requested

     13.9.  PUBLICITY........................................................ 34
     13.10. HEADINGS......................................................... 34
     13.11. INDEPENDENT CONTRACTORS.......................................... 34
     13.12. AGREEMENT NOT TO SOLICIT EMPLOYEES............................... 34
     13.13. EXPORTS.......................................................... 34
     13.14. WAIVER........................................................... 35
     13.15. COUNTERPARTS..................................................... 35



EXHIBIT A             *
EXHIBIT B  Form of Material Transfer Agreement
EXHIBIT C  Arbitration Procedures
EXHIBIT D              *



                                      (v)


                       * Confidential Treatment Requested

                       COLLABORATION AND LICENSE AGREEMENT



         THIS COLLABORATION AND LICENSE AGREEMENT (the "Agreement") is dated as of September 22, 1997 and is made by and among GENOME THERAPEUTICS CORPORATION, a Massachusetts corporation having its principal place of business at 100 Beaver Street, Waltham, Massachusetts 02154 U.S.A. ("GTC"), and SCHERING-PLOUGH LTD., a Swiss corporation having its principal place of business at Toepferstrasse 5, CH-6004 Lucerne, Switzerland ("SP"). GTC and SP are sometimes referred to herein individually as a party and collectively as the parties.


                                 R E C I T A L S

         WHEREAS, GTC and SP are parties to a Collaboration and License Agreement dated as of December 6, 1995 (the "1995 Collaboration") relating, in
part, to the identification of essential genes in             *          which
the parties believe may yield data relating to genes in           *
and                 *

         WHEREAS, GTC has compiled and is compiling a PathoGenome(TM) Database containing certain genomic sequence information (including information relating
to              *                and GTC has granted and will continue to grant
non-exclusive rights of access to subscribers to the PathoGenome(TM) Databas

         WHEREAS, GTC has expertise in hybridization, high-throughput sequencing, the development and utilization of the software tools necessary to assemble, annotate, process, search, manipulate and analyze the genomic sequence information it generates in its research programs (GTC's "bioinformatics" capability) and assay development;

         WHEREAS, SP is interested in using data from the 1995 Collaboration
relating to essential genes in             *                  and obtaining
access to information on             *                  to be included in the
PathoGenome(TM) Database and to GTC's hybridization, high-throughput sequencing, bioinformatics capability and assay development by entering into a collaboration
with GTC to identify homologous essential genes in              *
for the development, manufacture and sale of novel human and animal therapeutic pharmaceuticals against infectious fungi; and

         WHEREAS, GTC is willing to grant SP such access and enter into such a collaboration upon the terms and conditions set forth below;



                       * Confidential Treatment Requested

         NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto mutually agree as follows:


               1.  DEFINITIONS

         For purposes of this Agreement, the terms defined in this Article 1 shall have the meanings specified below:

         1.1   "            *         DATABASE" shall mean GTC's         *
DNA sequence database developed pursuant to this Agreement consisting of sequence information arising out of the use of information from the 1995 Collaboration and other information not included in the PathoGenome(TM) Database and any and all electronic and hard copy data related thereto.

         1.2 "AFFILIATE" shall mean any corporation or other entity which directly or indirectly controls, is controlled by or is under common control with a party to this Agreement. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the outstanding voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to manage, direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity. Any such other relationship as in fact results in actual control over the management, business and affairs of a corporation or other entity shall also be deemed to constitute control.

         1.3   "       *         DATABASE" shall mean GTC's             *
DNA sequence database developed pursuant to this Agreement consisting of sequence information arising out of the use of information from the 1995 Collaboration and other information not included in the PathoGenome(TM) Database and any and all electronic and hard copy data related thereto.

         1.4 "CONTRACT YEAR" shall mean each twelve (12) month period starting on (i) the Effective Date in the case of the first Contract Year and (ii) the anniversary of the Effective Date for each subsequent Contract Year.

         1.5 "DEVELOPMENT CANDIDATE" shall mean any compound developed as a result of the Research Collaboration, (i) designated by the Schering-Plough Research Institute Project Assessment Committee or its successor for full clinical development or (ii) with respect to which SP, its Affiliates, sublicensees or designees have initiated an in vivo toxicology program necessary to obtain approval for use of such compound in human clinical trials.

         1.6 "DIAGNOSTIC PRODUCT" shall mean any device, product, process, substance,

                       * Confidential Treatment Requested
composition or service intended to predict, detect, identify or monitor a disease or determine the presence of a pathologic condition in humans or animals (whether related to fungal infections or not).

         1.7    "EFFECTIVE DATE" shall have the meaning set forth in
Section 2.1.

         1.8 "ENABLED BY GTC" shall mean that the use of information in the GTC Databases, GTC Technology or GTC Software, which was, at the time of its initial use by SP, not in the public domain, materially contributed to the relevant discovery or development.

         1.9   "         *           " shall mean GTC's intellectual property
relating to            *           and          *             essential genes
which is developed under the Research Collaboration.

         1.10   "EVENT OF DEFAULT" shall have the meanings set forth in Section
11.2 hereof.

         1.11   "FDA" shall mean the United States Food and Drug Administration.

         1.12 "FIRST COMMERCIAL SALE" of a Product in a country shall mean the first for profit sale for use or consumption by the general public of a Product in such country after the required marketing and pricing or pricing reimbursement approvals for such country have been obtained.

         1.13   "GENE PATENT RIGHTS" shall mean (a) the United States and
foreign patent applications filed covering        *       and       *
genes in the GTC Databases (including components thereof), (b) any United States patents and foreign patents issuing from such patent applications and (c) any continuations, continuations-in-part directed to subject matter specifically described in such patent applications, divisionals, patents of addition, renewals, registrations, confirmations, reexaminations, reissues, extensions or provisional applications of any of the foregoing.

         1.14   "GTC DATABASES" shall mean the         *            Database and
             *             Database.

         1.15 "GTC SOFTWARE" shall mean software and components thereof, and any associated documentation, whether existing on the Effective Date or developed by GTC during the Research Collaboration, which is owned or controlled by, or licensed (with the right to sublicense) to, GTC and which is necessary or useful to pursue searches in the GTC Databases and/or to interpret or analyze the data contained in the GTC Databases, EXCLUDING, HOWEVER, any software used in the creation of, as opposed to providing access to and interpretation or analysis of, the GTC Databases.

                       * Confidential Treatment Requested

         1.16 "GTC TECHNOLOGY" shall mean and include all proprietary materials (excluding Products), procedures, processes, technical information, know-how, data, formulae, expertise and trade secrets discovered or developed by GTC during the course of the Research Program and owned or controlled by GTC, including any screening assays developed or acquired by GTC during the course of the Research Program, EXCLUDING, HOWEVER, the SP Assay Technology, the GTC Databases, the GTC Software and GTC's patented sequencing technology and the procedures, processes, technical information, know-how, data, formulae, expertise and trade secrets related thereto.

         1.17 "IND" shall mean an investigational new drug application or its equivalent filed with the FDA and necessary for beginning clinical trials in humans, or any comparable application filed with the regulatory authorities of a country other than the United States prior to beginning clinical trials in humans in that country, with respect to Products.

         1.18 "INITIAL RESEARCH COLLABORATION TERM" shall have the meaning set forth in Section 4.4.

         1.19 "LEAD COMPOUND" shall mean an isolated compound arising from synthesis or which is a natural product (i.e., from a biological source), therapy or modality developed as a result of the Research Collaboration with respect to which SP, its Affiliates, sublicensees or designees have initiated a program of medicinal chemistry optimization with a goal of developing Products.

         1.20 "MAJOR MARKET COUNTRY" shall mean one or more of (i) the United States, (ii) Japan or (iii) at least two (2) countries selected from France, Italy, Germany, and the United Kingdom.

         1.21 "NDA" shall mean a new drug application or product license application or its equivalent filed with the FDA after completion of human clinical trials to obtain marketing approval for a Product, or any comparable application filed with the regulatory authorities of a country other than the United States, including, where applicable, any applications for pricing or price reimbursement.

         1.22                           *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *

                       * Confidential Treatment Requested

                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *

                       * Confidential Treatment Requested

                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *

         1.23 "1995 COLLABORATION" shall have the meaning set forth in the first recital of this Agreement.

         1.24 "OVERALL RESEARCH PLAN" shall mean the research plan agreed upon by the Joint Research Committee pursuant to Section 4.6.1 hereof, as it may be subsequently amended, improved or modified from time to time, the draft of which is attached hereto as EXHIBIT A (the "Draft Overall Research Plan").

         1.25 "PATHOGENOME(TM) DATABASE" shall have the meaning set forth in the PathoGenome(TM) Database Agreement.

         1.26 "PATHOGENOME(TM) DATABASE AGREEMENT" shall mean the PathoGenome(TM) Database License Agreement between GTC and SP described in
Section 2.3 hereof.

         1.27 "PLANT PRODUCT" shall mean any device, product, process, substance, composition or service related to plants.

         1.28   "PRODUCT" shall mean any pharmaceutical product used to treat
human or animal disease (whether related to          *         or      *
or not) which (i) contains a component which is covered by one or more Valid Claims included within the Product Patent Rights or (ii) contains a component whose discovery or development was Enabled by GTC, but shall not include any Diagnostic Product, Plant Product or Vaccine Product.

         1.29 "PRODUCT PATENT RIGHTS" shall mean (a) the United States and foreign patent applications filed covering Products (including components thereof) or biological targets discovered and/or developed based upon the Research Collaboration or during the course of SP's performance of its development obligations under Article 5 of this Agreement, (b) any United States patents and foreign patents issuing from such patent applications and (c) any continuations, continuations-in-part directed to subject matter specifically described in such patent applications, divisionals, patents of addition, renewals, registrations, confirmations, reexaminations, reissues, extensions or provisional applications of any of the foregoing. Product

                       * Confidential Treatment Requested

Patent Rights shall not include any of the foregoing to the extent that they are specifically directed to and cover Diagnostic Products, Plant Products or Vaccine Products.

         1.30 "RESEARCH COLLABORATION" shall mean the period of time during which GTC alone or GTC and SP shall perform the work described under the Research Plan, which period may be extended pursuant to the terms of this Agreement. The first day of the Research Collaboration shall be the Effective Date. As used herein, the Research Collaboration shall not include any work performed by GTC or SP pursuant to the PathoGenome(TM) Database Agreement, the 1995 Collaboration, or any other agreement between GTC and SP.

         1.31 "SP ASSAY TECHNOLOGY" shall mean and include all genomic-based screening assays for anti-infectives discovered and initially reduced to practice or acquired by SP before or during the course of the Research Program, including all proprietary materials (excluding Products), procedures, processes, technical information, know-how, data, formulae, expertise and trade secrets associated therewith.

         1.32 "SC" shall mean Schering Corporation, a New Jersey corporation having its principal place of business at 2000 Galloping Hill Road, Kenilworth, New Jersey U.S.A.

         1.33 "SC AGREEMENT" shall mean the Collaboration Agreement dated as of the date hereof between GTC and SC.

         1.34 "THIRD PARTY" shall mean any entity other than GTC or SP and their respective Affiliates.

         1.35 "VACCINE PRODUCT" shall mean any infectious agent or component thereof administered to humans or animals in order to elicit a protective or therapeutic immune response against an infectious agent including, without limitation, nucleic acid, a synthetic or recombinantly produced product encoding corresponding antigens or epitopes and monoclonal antibodies made against recombinant antigen for passive or post-exposure prophylaxis.

         1.36 "VALID CLAIM" shall mean a claim of a patent application or a patent which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, and which is not subject to appeal.

               2.  SCOPE AND STRUCTURE OF THE COLLABORATION

         2.1 GENERAL; EFFECTIVENESS AND EFFECTIVE DATE. GTC and SP wish to establish a collaborative alliance to discover and develop Products effective against infectious fungi. During the course of this collaboration, GTC and SP shall communicate regularly and shall assume different rights and responsibilities for the development of Products, all as more specifically described below. The effectiveness of this Agreement is expressly conditioned upon the Board of Directors of Schering-Plough Corporation approving this Agreement, and the Effective Date shall be the date of such approval. The parties shall execute a letter acknowledging the Effective Date, which letter shall be appended to this Agreement.

         2.2 ACKNOWLEDGMENT OF OTHER COLLABORATIONS. SP acknowledges that GTC is currently engaged in certain research collaborations with Third Parties and intends to enter into additional research collaborations in the future. GTC
agrees that,              *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *

         2.3 SUBSCRIPTION TO THE PATHOGENOMETM DATABASE; INCLUSION OF DATA IN PATHOGENOME(TM) DATABASE. SP acknowledges that GTC has compiled and is compiling a PathoGenome(TM) Database containing certain genomic sequence information
(including information relating to     *    ) and that GTC has granted and will
continue to grant non-exclusive rights of access to subscribers to the
PathoGenome(TM) Database.            *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *

                       * Confidential Treatment Requested

                                       *
                                       *


                3.  LICENSE GRANTS; MARKETING RIGHTS

         3.1    GRANT OF RIGHTS BY GTC TO SP.

                3.1.1 EXCLUSIVE GRANT FOR GTC DATABASES AND PRODUCT PATENT RIGHTS. Subject to the terms of this Agreement, GTC hereby grants to SP the right of exclusive access to the GTC Databases and the exclusive worldwide right and license under the Product Patent Rights and Essential Gene Intellectual Property to research, develop, use, manufacture, have manufactured, market, promote, import, export, sell and have sold Products. The rights granted to SP in this Subsection 3.1.1. shall survive the termination or expiration of the Research Collaboration and continue for the entire term of this Agreement.

                3.1.2 NON-EXCLUSIVE GRANT FOR GTC TECHNOLOGY AND GTC SOFTWARE. Subject to the terms of this Agreement, GTC hereby grants to SP (i) the non-exclusive right and license to use the GTC Technology to research, develop, use, manufacture, have manufactured, market, promote, import, export, sell and have sold Products and (ii) the non-exclusive right and license to use the GTC Software for the purpose of obtaining access to, pursuing searches in, and/or interpreting or analyzing the data contained in the GTC Databases and other genomic databases which may be or become available to SP, provided, however, that to the extent that the GTC Software incorporates or requires the use of software licensed by GTC from a Third Party, SP shall be responsible for obtaining any necessary license and paying all fees and charges associated with SP's use of any such software licensed from a Third Party. The rights granted to SP in this Subsection 3.1.2 shall survive the termination of the Research Collaboration and continue for the entire term of this Agreement. SP agrees to use the GTC Software only for the internal purposes of SP and its Affiliates, and agrees not to use the GTC Software for processing data for Third Parties or to make the GTC Software available to Third Parties. SP agrees that all copies of the GTC Software will be treated as confidential Information of GTC and agrees to establish reasonable security measures to prevent copies of the GTC Software from being made available to Third Parties.

                3.1.3 SUBLICENSES. SP shall have the right to grant sublicenses under (i) the GTC Databases, Essential Gene Intellectual Property and Product Patent Rights to Affiliates of SP and, with the prior written consent of GTC which shall not be unreasonably withheld, to Third Parties and (ii) under GTC Technology and GTC Software to Affiliates of SP, provided, however, that in either case each Third Party sublicensee shall execute a written agreement pursuant to which it assumes the applicable obligations of SP hereunder.

                       * Confidential Treatment Requested

         3.2    GRANT OF RIGHTS BY SP TO GTC.

                3.2.1 GRANT OF RIGHTS TO SP ASSAY TECHNOLOGY. Subject to the terms of this Agreement, SP hereby grants to GTC the perpetual, non-exclusive, royalty-free right and license to use the SP Assay Technology for GTC's internal research programs; provided, however, that GTC shall have no right to use the SP Assay Technology in research collaborations with Third Parties, to grant sublicenses with respect to the SP Assay Technology or to sell or otherwise transfer any interest in the SP Assay Technology to any Third Party.

                3.2.2 GRANT OF GENE PATENT RIGHTS. SP hereby grants to GTC the perpetual, exclusive, royalty-free, worldwide right and license under the Gene Patent Rights to research, develop, use, manufacture, have manufactured, market, promote, import, export, sell and have sold Diagnostic Products, Vaccine Products and Plant Products.

         3.3                            *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *


         3.4 NO GRANT OF OTHER TECHNOLOGY OR PATENT RIGHTS. Except as otherwise expressly provided in this Agreement, under no circumstances shall a party hereto, as a result of this Agreement, obtain any ownership interest in or other right to any technology, know-how, patents, patent applications, genomic sequence data, products, or biological materials of the other party, including items owned, controlled or developed by the other party, or transferred by the other party to said party, at any time pursuant to this Agreement. Any compounds, technology or know-how derived, developed or acquired by either party
independent of the         *           and             *          Databases
and/or the Research Collaboration shall be the property of such party.


                4.  CONDUCT OF THE RESEARCH COLLABORATION

         4.1    OBLIGATIONS OF THE PARTIES.

                4.1.1 REASONABLE EFFORTS. During the Research Collaboration and thereafter,

                       * Confidential Treatment Requested
each of the parties agrees to use its respective commercially reasonable efforts to perform its obligations under the Overall Research Plan, each Annual Research Plan and this Agreement in a timely manner.

                4.1.2 DELIVERIES BY GTC. *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *


         4.2 ACCESS TO DATA, INFORMATION EXCHANGE AND REPORTS. SP will have direct access to raw sequence data that form part of the GTC Databases and to other work resulting from the Research Collaboration including, but not limited
to, hybridization results, clones containing         *        and       *
genes, targeted sequencing data, comparative sequence data, gene expression and protein expression data, molecular genetic methodologies and technologies, protein purification procedures and biochemical assay methodologies. Except for electronic access via a computer network pursuant to Section 4.3 hereof, SP's access shall be during normal business hours and upon reasonable notice, granting SP treatment and priority not less favorable than granted to GTC's other collaborators.

         During the Research Collaboration and thereafter, each party shall keep the other informed as to its progress related to the development of Products by either party or its Affiliates or sublicensees in connection with the Research Collaboration. In a timely manner during the Research Collaboration, each party shall provide the other party with a reasonably detailed report which shall describe the reporting party's progress with respect to its efforts under this Agreement.

                       * Confidential Treatment Requested

         4.3 ELECTRONIC ACCESS TO SCIENTIFIC DATA. To the extent practicable, SP's access to scientific data contemplated by Section 4.2 will at all times be, at the expense of SP, via electronic computer network with twenty-four (24) hours accessibility except for downtime required to maintain or otherwise service the database and under unforeseen circumstances; provided, however, that SP shall take such measures to insure the security of such computer link as GTC shall reasonably request, including, without limitation, restricting access thereto and regulating the information communicated pursuant thereto for purposes of maintaining confidentiality. In addition to electronic access via a computer network, SP shall be entitled to install and maintain for the term of this Agreement electronic copies of the GTC Databases and any updates thereto on computers maintained by SP at SP facilities; provided, however, that prior to any such installation GTC and SP shall agreed upon reasonable security measures to be instituted by SP to protect the GTC Databases from access by Third Parties.

         4.4 TERM OF RESEARCH COLLABORATION;
LEVEL OF EFFORT BY GTC SCIENTISTS.
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *

         4.5 AVAILABILITY OF EMPLOYEES. GTC agrees to make its employees reasonably available at their places of employment to consult with SP on issues arising during the Research Collaboration.

         4.6   JOINT RESEARCH COMMITTEE.

                4.6.1 RESEARCH PLAN. Within sixty (60) days after the Effective Date, a joint committee comprised of three (3) named representatives of each party (the "Joint Research

                       * Confidential Treatment Requested

Committee") shall be appointed and shall agree upon an overall written plan for the research and development to be conducted by the parties during the Research Collaboration (the "Overall Research Plan"). The Overall Research Plan shall be consistent with the scope, scale and direction of Draft Overall Research Plan attached hereto as EXHIBIT A and shall establish:

                (i)   the scope of the Research Collaboration;

                (ii) the research objectives, work plan activities and time schedules with respect to identification of novel and essential fungal genomic targets; and

                (iii) the responsibilities of each party with respect to the work to be performed under the Research Collaboration.

The Overall Research Plan may be revised and updated from time to time as agreed upon by the Joint Research Committee.

                4.6.2 ANNUAL RESEARCH PLANS. Within sixty (60) days after the Effective Date, the Joint Research Committee shall agree upon a written plan for the specific activities to be conducted in connection with the Research Collaboration during the remainder of the first Contract Year (the "Annual Research Plan"). Thereafter, by October 1 of each year during the Research Collaboration beginning with October 1, 1998, GTC shall submit to the Joint Research Committee a written proposed Annual Research Plan consistent with the Overall Research Plan for the following Contract Year. The Joint Research Committee shall review each such proposal as soon as practicable and shall approve no later than December 15 of such year the final Annual Research Plan for the next succeeding Contract Year.

                4.6.3 PERIODIC REVIEWS. The Joint Research Committee shall review the Overall Research Plan on an ongoing basis and may make changes to the Annual Research Plan then in effect; provided, however, the Annual Research Plan then in effect shall not be modified except as agreed in writing by the Joint Research Committee.

                4.6.4 MEMBERSHIP OF JOINT RESEARCH COMMITTEE. The Joint Research Committee shall be comprised of three (3) representatives from each of SP and GTC, with each party's members to be selected by that party. GTC and SP may replace one or more of its representatives on the Joint Research Committee at any time upon written notice to the other party. Unless the parties otherwise agree, the chairmanship of the Joint Research Committee shall rotate at the end of each Contract Year between a representative of GTC and a representative of SP, with a representative of GTC serving as chairman during the first Contract Year. From time to time the Joint Research Committee may establish subcommittees to oversee particular projects or activities, and such subcommittees will be constituted as the Joint Research Committee shall agree.

                4.6.5 JOINT RESEARCH COMMITTEE MEETINGS. The Joint Research Committee shall meet six (6) times per year at regular intervals during the term of the Research Collaboration, or more often as agreed upon by both parties, at such locations as the parties may agree upon. Regularly scheduled meetings or special meetings of the Joint Research Committee may be in such form (e.g. in person, by telephone or by video conference) as the members of the Joint Research Committee shall agree. At such meetings, the Joint Research Committee shall formulate and review the objectives of the Research Collaboration as expressed in the Overall Research Plan, monitor the progress of the Annual Research Plan toward those objectives and take such other actions as may be specified under this Agreement or as the parties may deem appropriate. With the consent of both parties, other representatives of GTC or SP or their respective Affiliates or, in the case of SP and its Affiliates, their sublicensees, may attend the meetings of the Joint Research Committee as nonvoting observers. Each party shall be responsible for all expenses of its representatives on the Joint Research Committee. The Joint Research Committee shall keep accurate minutes of its deliberations which shall record all proposed decisions and all actions recommended or taken and which shall be countersigned by one representative of each party. All records of the Joint Research Committee shall be available to both parties.

                4.6.6 DECISION MAKING. Any approval, determination or other action agreed to by all members of the Joint Research Committee or their respective designees present at the relevant Joint Research Committee meeting shall be the approval, determination or other action of the entire Joint Research Committee, provided that, at least one (1) representative of each party must be present. Except as otherwise agreed, all decisions require the approval of all of the representatives of each party, regardless of the number of such representatives present. The Joint Research Committee may, however, delegate to one party or to a specific representative the authority to make certain decisions. In the event of a dispute within the Joint Research Committee, if the members of the Joint Research Committee are unable to resolve such dispute after engaging in good faith negotiations for thirty (30) days, then such dispute shall be resolved in accordance with Section 13.6 hereof.


         4.7 JOINT PATENT COMMITTEE. A joint committee comprised of one (1) named representative of each party (the "Joint Patent Committee") shall be appointed and shall meet as needed. A party may change its representative to the Joint Patent Committee at any time. Members of the Joint Patent Committee may be represented at any meeting by another member of the Joint Patent Committee, or by a deputy. Additional members of the Joint Patent Committee may be appointed on an ad hoc basis upon the mutual consent of the parties. The Joint Patent Committee shall formulate and supervise the execution of an intellectual property protection strategy with regard to all matters in connection with the Research Collaboration. In any instance in which GTC informs SP in writing that it objects to the filing of any patent application by SP, the filing of such application shall be subject to the prior written approval of the Joint Patent Committee. The policies and procedures set forth in Section
4.6.6 shall apply to the Joint Patent Committee and references to the Joint Research Committee made therein shall be deemed to refer to the Joint Patent Committee for purposes of this Section 4.7.


                5.  DEVELOPMENT AND MARKETING DUE DILIGENCE

         5.1 DILIGENT DISCOVERY EFFORTS. SP agrees, at its own expense, to use diligent efforts to use the GTC Databases, GTC Technology and GTC Software to discover Lead Compounds. Such diligent efforts shall be comparable to those efforts used by SP for other SP discovery programs with comparable commercial potential, value and development status. Without limiting the foregoing, SP will
at a minimum                            *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *


         5.2 DILIGENT DEVELOPMENT EFFORTS. SP agrees, at its own expense, to use diligent efforts to develop and commercialize, either directly or through its Affiliates or permitted sublicensees, the Lead Compounds and Development Candidates selected by it pursuant to Section 5.1. Such diligent efforts shall be comparable to those efforts used by SP for other Lead Compounds and Development Candidates (each as defined in Article 1 hereof except for references therein to the Research Collaboration or Products) with comparable commercial potential, value and development status and shall include the active conduct of in vivo toxicology trials necessary to obtain approval for use of such compound in human clinical trials or the active conduct of human clinical
trials for at least          *           under either this Agreement or the
PathoGenome(TM) Database Agreement. The selection of Lead Compounds and Development Compounds for development and commercialization shall be in the sole discretion of SP. SP, its Affiliates and permitted sublicensees may, but shall have no obligation under this Agreement to, develop and commercialize more than
*           at any one time during the term of this Agreement. If SP
discontinues development of            *                     * , SP will resume
the diligent screening or development efforts described in Section 5.1 or in
this Section 5.2, as the case may be, by selecting                    *        ,
as the case may be, and maintaining at least            *                under
active pre-clinical or clinical

                       * Confidential Treatment Requested
development. Such diligent development efforts will continue until approvals for commercial sale and pricing and/or pricing reimbursement, as necessary, have
been obtained by either of SP or SC for at least          *             in each
Major Market Country where obtaining such approvals is commercially reasonable.

         5.3 DILIGENT MARKETING AND DISTRIBUTION EFFORTS. SP shall have the exclusive worldwide right to market and distribute the Products. Upon receipt of approvals for commercial sale and pricing or pricing reimbursement, if applicable, of a Product in any country, SP agrees, at its own expense, to use diligent efforts to launch, promote, market and sell such Product in each Major Market Country other than the United States, its territories and possessions, as well as in other countries. Such efforts shall be comparable to those efforts used by SP to promote its own products of similar commercial potential, value and development status in a Major Market Country other than the United States, its territories and possessions or a comparable country, as the case may be. Both parties recognize that extenuating circumstances may arise that warrant a delay in launching a Product in a particular country, including but not limited to unfavorable pricing, pricing reimbursement or labelling of the Product in such country. The parties agree that such extenuating circumstances shall be considered in connection with any determination concerning whether SP has fulfilled its obligation to use diligent efforts to launch, promote, market and sell such Product in such country.

         5.4 REPORTS. After the expiration or termination of the Research Collaboration, SP shall provide GTC with reasonably detailed reports which shall describe SP's progress with respect to its development, commercialization and marketing efforts under this Agreement. Such reports shall be furnished semi-annually for a period of five (5) years after the expiration or termination of the Research Collaboration and, thereafter, annually until the termination or expiration of this Agreement.


                6.  PAYMENTS

         6.1    LICENSE FEE.             *
                                         *

         6.2 MILESTONE PAYMENTS. SP shall pay to GTC the milestone payments described below as and when the corresponding milestones are achieved:

                6.2.1           *          PAYMENTS. SP shall pay the following
milestone payments to GTC within ten (10) business days of receipt by SP of a written confirmation from the Joint Research Committee that the corresponding milestone has been achieved. The Joint Research Committee shall deliver its written confirmation to SP or deliver to GTC a written statement describing in detail any respect in which the milestone has not been achieved within thirty
(30)

                       * Confidential Treatment Requested
days following receipt by the Joint Research Committee of a written statement from GTC claiming the accomplishment of the corresponding milestone supported by adequate documents providing reasonable detail concerning the accomplishment of such milestone. The milestone payments set forth under this Section 6.2.1 shall
be payable            *              during the term of this Agreement.

         =============================================================
                 Milestone                               Payment
         =============================================================
                     *                                      *



         -------------------------------------------------------------
                     *                                      *



         -------------------------------------------------------------
                     *                                      *



         =============================================================

                6.2.2          *       PAYMENTS. SP will immediately notify GTC
upon the accomplishment of the following milestones and, within thirty (30) days following the accomplishment of each milestone, SP shall make the corresponding milestone payment. Each milestone payment set forth in this Section 6.2.2 shall
be made          *               * pursuant to this Agreement or, alternatively,
with respect to the                     *               and            *
under this Agreement, provided that, the        *         of any such payments
shall not be owed to GTC until a                *
                                                *
              *                           Under no circumstances will SP be
required to make any milestone payments set forth below more than      *      .

         =============================================================
                 Milestone                               Payment
         =============================================================
                     *                                      *

                       * Confidential Treatment Requested

         -------------------------------------------------------------
                     *                                      *
         -------------------------------------------------------------
                     *                                      *
         -------------------------------------------------------------
                     *                                      *
         -------------------------------------------------------------
                     *                                      *
         -------------------------------------------------------------
                     *                                      *
         -------------------------------------------------------------
                     *                                      *


         =============================================================

                       * Confidential Treatment Requested

         6.3 RESEARCH FUNDING.

                6.3.1 FUNDING DURING THE INITIAL RESEARCH COLLABORATION TERM.
During the Initial Research Collaboration Term, SP will pay GTC        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
          * Such payments shall be made in accordance with the procedure set forth in Section 6.3.2.

                6.3.2 FUNDING AFTER THE INITIAL RESEARCH COLLABORATION TERM. After the completion of the Initial Research Collaboration Term, SP will
reimburse GTC      *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *        Debit balances shall reduce the
estimated payment to be made by SP for work under the Research Collaboration in the next quarter and credit balances shall be paid by SP to GTC within fifteen
(15) business days after the receipt of GTC's written report.

                       * Confidential Treatment Requested

                6.3.3 ADDITIONAL EXPENDITURES. In the event that the scope, scale or direction of the Research Collaboration as described in the draft Overall Research Plan attached hereto as EXHIBIT A changes after the Effective Date, any additional expenditures required to be made by GTC to support the Research Collaboration shall be funded by SP; provided, that all changes in the scope, scale or direction of the Research Collaboration which may trigger additional funding by SP shall be approved in advance by the Joint Research Committee. If such additional payments relate to items of capital equipment or Third Party software which are reasonably anticipated to be used by GTC to a greater extent outside the Research Collaboration than within the Research Collaboration, then GTC and SP shall negotiate in good faith regarding the allocation of such costs between GTC and SP; provided, however, that each of SP and GTC cannot be required to contribute to such costs without its prior written consent. Any payments which become due under this Subsection shall be made quarterly in advance.

         6.4    ROYALTIES PAYABLE BY SP AND ITS AFFILIATES AND SUBLICENSEES.

                6.4.1 GENERAL. GTC and SP agree that the payment of royalties and milestones by SP and its Affiliates and sublicensees under the various agreements between the parties based on sales of therapeutic pharmaceuticals against infectious fungi shall be as set forth in EXHIBIT D. All references in this Agreement to the payment of royalties hereunder shall apply only to Net Sales of Products which correspond to the appropriate section of EXHIBIT D.
Following the First Commercial Sale of any Product, SP will pay, on a    *
basis, a royalty in the amounts set forth below on Net Sales of the Products during the previous quarter.

                6.4.2 ROYALTIES ON NET SALES OF THE PRODUCTS. In consideration of the licenses granted to SP, SP shall pay to GTC a royalty in the amount of
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *

In the event that a Product comprises a Lead Compound or derivatives or analogues thereof initially discovered to have activity against a GTC-identified
target during the first              *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *

                       * Confidential Treatment Requested

         The parties acknowledge and agree that, for purposes of this Agreement, "worldwide cumulative Net Sales" shall be the aggregate of (i) cumulative Net Sales of a Product by SP, its affiliates or sublicensees under this Agreement and (ii) cumulative Net Sales of a Product by SC, its affiliates or sublicensees under the SC Agreement.

                6.4.3 SUBLICENSES. SP shall (i) with respect to any sublicenses by SP which include a grant of rights to use the GTC Database and Product Patent Rights for research and development and/or for commercialization activities other than marketing promotion or distribution of products, pay to GTC
            * * received by SP from any Third Party to which a sublicense is granted hereunder in connection therewith which is not based upon Net Sales of the Products by such Third Party in such country and (ii)(A) with respect to any sublicense hereunder to any Third Party to make, have made, use, or sell Products in any country, pay to GTC royalties on Net Sales of the Products sold by such Third Party in such country or (B) provide in such sublicense that such sublicensee shall pay to GTC royalties on Net Sales of the Products sold by such sublicensee in such country, in either case at the royalty rate set forth in Section 6.4 that would be applicable had such sales been made by SP, and provided that in either case, SP shall remain liable for the timely payment of all such royalties. Notwithstanding the foregoing, SP's obligations under Section 6.4.3(i) shall not include any consideration received by SP in return for rights to any other technologies and/or services, and/or products which are not Products, granted by SP under such sublicenses, to the extent that such consideration is reasonably allocable to such rights.

                6.4.4        *      THIRD PARTY ROYALTIES. If SP is required
to pay royalties and/or lump sum license fees to Third Parties for rights under
patents necessary to make or sell the Products,          *
                                        *
                                        *
                                        *
                                        *

                       * Confidential Treatment Requested

                6.4.5 ROYALTY REPORTS, EXCHANGE RATES. During the term of this Agreement following the First Commercial Sale of any Product, SP shall within sixty (60) days after each calendar quarter furnish to GTC a written quarterly
report showing:          *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
                                        *
           * If no royalty or payment is due for any royalty period hereunder, SP shall so report. SP shall keep complete and accurate records in
sufficient detail to properly reflect at        *              and to enable the
royalties payable hereunder to be determined.

                       * Confidential Treatment Requested

                6.4.6 AUDITS. Upon the written request of GTC, SP shall permit an independent certified public accountant selected by GTC and acceptable to SP, which acceptance shall not be unreasonably withheld, to have access during normal business hours to such records of SP as may be reasonably necessary to verify the accuracy of the royalty reports described herein, in respect of any fiscal year ending not more than twenty-four (24) months prior to the date of such request. GTC and SP shall use commercially reasonable efforts to schedule all such verifications within forty-five (45) days after GTC makes its written request. All such verifications shall be conducted at GTC's expense and not more than once in each calendar year. Subject to SP's rights under Section 13.6, in the event GTC's independent certified public accountant concludes that additional royalties were owed to GTC during such period, the additional royalty shall be paid by SP within thirty (30) days of the date GTC delivers to SP such independent certified public accountant's written report so concluding. In the event GTC's independent certified public accountant concludes that there was an overpayment of royalties to GTC during such period, the overpayment less the reasonable fees and expenses charged by such representative shall be repaid by GTC within thirty (30) days of the date GTC received such independent certified public accountant's written report so concluding. The fees charged by such independent certified public accountant shall be paid by GTC unless the audit discloses an underpayment of the royalties payable by SP for the audited period
of more than          *       in which case SP shall pay the reasonable fees and
expenses charged by such representative. SP shall include in each Third Party sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to SP, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by GTC's independent certified public accountant to the same extent required of SP under this Agreement. GTC agrees that all information subject to review under this
Section 6.4.6 or under any sublicense agreement is confidential and that GTC shall cause its independent certified public accountant to enter into a confidentiality agreement with SP obligating such accountant to retain all such information in confidence. GTC's independent certified public accountant shall only report to GTC as to the computation of the royalties and other payments due to GTC under this Agreement and shall not disclose to GTC any other information of SP or its sublicensees.

                6.4.7 ROYALTY PAYMENT TERMS. Royalties shown to have accrued by each royalty report provided for under this Agreement shall be due sixty (60) days after the end of each calendar quarter. Payment of royalties in whole or in part may be made in advance of such due date. Royalties determined to be owing with respect to any prior quarter shall be added, together with interest thereon accruing under this Agreement from the date of the report for the quarter for which such amounts are owing, to the next quarterly payment hereunder.

                       * Confidential Treatment Requested

         6.5 WITHHOLDING TAXES. SP shall deduct any withholding taxes only from royalty payments agreed upon under this Agreement and pay them to the proper tax authorities required by applicable laws. SP shall not deduct any other withholding or any other governmental charges from the payments agreed upon under this Agreement, including but not limited to any such taxes or charges incurred as a result of an assignment or sublicense by SP to any Affiliate or any Third Party, except as noted above. SP shall maintain official receipts of payment of any withholding taxes and forward these receipts to GTC within sixty (60) days. The parties will exercise diligent efforts to ensure that any withholding taxes imposed are reduced as far as possible under the provisions of any treaties applicable to any payment made hereunder.

         6.6 BLOCKED CURRENCY. If transfer of amounts payable hereunder to United States dollars is subject to administrative authorization, SP shall promptly file the transfer application with the competent authorities supported by all requisite documentation, and use its reasonable efforts to obtain such authorization and effect the remittance within the applicable period set forth under this Article 6; provided, however, that nothing in this Section 6.6 shall relieve SP from its obligation to pay any amounts payable hereunder within the applicable period set forth under this Article 6.

         6.7 ADDITIONAL PAYMENT OBLIGATIONS. The parties acknowledge that SP's payment obligations as set forth in Article 6 of this Agreement are in addition to the payment obligations of SC set forth in Article 6 of the SC Agreement.

         6.8 INTEREST ON LATE PAYMENTS. Any payments by SP to GTC that are not paid on or before thirty (30) days after the date such payments are due under this Agreement shall bear interest, to the extent permitted by applicable law, at one and one half percent (1.5%) per month, calculated on the total number of days payment is delinquent; provided, however, that interest shall not accrue pursuant to this Section 6.8 on any amounts payable under this Agreement with respect to which payment is disputed in good faith; provided further that interest shall accrue pursuant to this Section 6.8 once such dispute has been resolved if payment is not made promptly thereafter.

         6.9 MANNER OF PAYMENT. Payments to be made by SP to GTC under this Agreement shall be payable in United States dollars and shall be paid by bank wire transfer in immediately available funds to such bank account in the Commonwealth of Massachusetts as is designated in writing by GTC from time to time.


               7.  INTELLECTUAL PROPERTY

         7.1 OWNERSHIP OF INTELLECTUAL PROPERTY. Subject to the rights and licenses granted under this Agreement (i) GTC shall retain ownership of the GTC Databases, the GTC Technology and the GTC Software and (ii) SP shall retain ownership of the SP Assay Technology, Product Patent Rights and Gene Patent Rights.

         7.2 FILING, PROSECUTION AND MAINTENANCE OF PRODUCT PATENT RIGHTS AND GENE PATENT RIGHTS.

               7.2.1 PROSECUTION AND MAINTENANCE OF PRODUCT PATENT RIGHTS AND GENE PATENT RIGHTS. SP shall be responsible for the filing, prosecution (including oppositions) and maintenance of the Product Patent Rights and Gene Patent Rights at its expense in its own name. SP shall consult with GTC and keep GTC fully informed of important issues relating to the preparation, filing, prosecution and maintenance of such patent applications and the patents related thereto, including SP's patent strategy with respect to both existing and future patent applications, patents and patent extensions, and shall furnish to GTC copies of documents relevant to such preparation or filing (such copies of documents with respect to initial patent filings to be furnished to GTC sufficiently prior to filing such document or making any payment due thereunder to allow for review and comment by GTC, and SP shall seriously consider all GTC comments on such initial patent filings) and, upon GTC's request, copies of documents relevant to such prosecution or maintenance; and provided, further, that in any instance in which GTC informs SP in writing that it objects to the filing of any patent application by SP, the filing of such application shall be subject to the prior written approval of the Joint Patent Committee pursuant to
Section 4.7 hereof. If SP elects not to continue to seek or maintain patent protection on any patent or patent application included in the Product Patent Rights or Gene Patent Rights in any country, GTC shall have the right, at its option and expense, with the reasonable assistance of SP to file, prosecute (including oppositions) and maintain such patent applications and patents; provided, however, that the rights of the parties with respect to any such Product Patent Rights or Gene Patent Rights shall in all other respects be as described in this Agreement. SP will advise GTC of all decisions taken with respect to any such election in a timely manner in order to allow GTC to protect its rights under this Section 7.2.1.

               7.2.2 ABANDONMENT; FAILURE TO PAY. SP agrees that it will not abandon the prosecution of any patent applications included within the Product Patent Rights or Gene Patent Rights nor shall it fail to make any payment or fail to take any other action necessary to maintain a patent under the Product Patent Rights or Gene Patent Rights unless it has notified GTC in sufficient time for GTC to assume such prosecution or make such payment.

               7.2.3 COOPERATION. Each party shall make available to the other party (or to the other party's authorized attorneys, agents or representatives), its employees, agents or consultants to the extent reasonably necessary or appropriate to enable the appropriate party to file, prosecute and maintain patent applications and resulting patents as set forth in this Section 7.2 for periods of time reasonably sufficient for such party to obtain the assistance it needs from such personnel. Where appropriate, each party shall sign or cause to have signed all documents relating to said patent applications or patents at no charge to the other party.

         7.3 INFRINGEMENT BY OTHERS; PROSECUTION BY SP. GTC and SP shall each promptly notify the other in writing of any alleged or threatened infringement of patents or patent applications included in the Product Patent Rights or Gene Patent Rights of which they become aware, and the parties shall consult concerning the action to be taken. SP shall have the right, but not the obligation, to prosecute at its own expense any such infringement. Any recovery or damages derived from such action shall be used (i) first to reimburse SP for all legal expenses relating to the suit and (ii) second to pay GTC the royalty it would have been entitled to receive had the sale of such infringing products
been sales of Products licensed by SP hereunder.            *             *

         7.4 INFRINGEMENT BY OTHERS; PROSECUTION BY GTC. If, within six (6) months after SP first becomes aware of any infringement of the Product Patent Rights or Gene Patent Rights, SP fails to cause such infringement to terminate or to bring a suit or action to compel termination, GTC shall have the right, but not the obligation, to bring such suit or action to compel termination at the sole expense of GTC. In such event, GTC shall have the right, if SP is a legally indispensable party, to bring such suit or action in the name of SP. Any recovery or damages in such suit shall be retained by GTC.

         SP shall have the right, prior to the commencement of the trial of any suit or action brought by GTC, to join any such suit or action and, in such event, shall pay one-half of the entire cost of such suit or action. Provided that SP has joined in the action and shared the costs thereof as stated in the preceding sentence, no settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of SP, which consent shall not unreasonably be withheld. Any recovery or damages derived from such action shall be used (i) first to reimburse GTC for all legal expenses relating to the suit and (ii) second to pay GTC the royalty it would have been
entitled to receive                  *
                                     *
                                     *

                       * Confidential Treatment Requested

         7.5 COOPERATION IN INFRINGEMENT ACTIONS. In any infringement suit which either party may institute to enforce the Product Patent Rights or Gene Patent Rights pursuant to this Agreement, the other party hereto shall, at the request of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples and the like. GTC's cooperation in any suit initiated by SP shall be at SP's expense. SP's cooperation in any suit initiated by GTC shall be at GTC's expense.

         7.6 TRADEMARKS. SP shall be free to use and to register in any trademark office in the world any trademark for use with Products it desires in its sole discretion. SP shall own all right, title and interest in and to any such trademark in its own name or that of its designated Affiliate during and after the term of this Agreement.


                8.  CONFIDENTIALITY

         8.1    NONDISCLOSURE OBLIGATIONS.

                8.1.1 GENERAL. Except as otherwise provided in this Article 8, during the term of this Agreement and for a period of ten (10) years thereafter, the parties shall maintain in confidence and use only for purposes specifically authorized under this Agreement (i) GTC Databases, (ii) the SP Assay Technology,
(iii) any other information and data received from the other party resulting from or related to the Research Collaboration and the Products and (iv) all information and data not described in clauses (i), (ii) or (iii) but supplied by the other party under this Agreement marked "Confidential." For purposes of this
Article 8, information and data described in clauses (i), (ii), (iii) or (iv) shall be referred to as "Information."

                8.1.2 LIMITATIONS. To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this
Agreement: (i) a party may disclose Information it is otherwise obligated under this Section 8.1 not to disclose to its Affiliates, sublicensees, consultants, outside contractors and clinical investigators, on a need-to-know basis and on condition that such entities or persons agree to non-use obligations essentially the same as those set forth herein and to keep the Information confidential for the same time periods and to the same extent as such party is required to keep the Information confidential; and (ii) a party or its sublicensees may disclose such Information to government or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain patents or authorizations to conduct clinical trials of, and to commercially market, Products pursuant to this Agreement. The obligation not to disclose Information shall not apply to any part of such Information that: (i) is or becomes part of the public domain other than by unauthorized acts of the party obligated not to disclose such Information or its Affiliates or sublicensees; (ii) can be shown by written documents to have been disclosed to the receiving party or its Affiliates or sublicensees by a

Third Party, provided such Information was not obtained by such Third Party directly or indirectly from the other party to this Agreement pursuant to a confidentiality agreement; (iii) prior to disclosure under this Agreement, was already in the possession of the receiving party or its Affiliates or sublicensees, provided such Information was not obtained directly or indirectly from the other party to this Agreement pursuant to a confidentiality agreement;
(iv) can be shown by written documents to have been independently developed by the receiving party or its Affiliates without breach of any of the provisions of this Agreement; or (v) is disclosed by the receiving party pursuant to interrogatories, requests for information or documents, subpoena, civil investigative demand issued by a court or governmental agency or as otherwise required by law, provided, however, that the receiving party notifies the other party immediately upon receipt thereof, giving such other party sufficient advance notice to permit it to seek a protective order or other similar order with respect to such Information and provided, further, that the disclosing party furnishes only that portion of the Information which it is advised by counsel is legally required whether or not a protective order or other similar order is obtained by the other party.

         8.2 SAMPLES. Samples of genes, other biological targets, antigens or compounds identified, sequenced, synthesized, purified or developed in the course of the Research Collaboration shall not be supplied or sent by either party to any Third Party, other than to regulatory agencies or for use in clinical trials, unless such release is approved by a member of the Joint Research Committee from the other party and protected by an appropriate materials transfer agreement substantially similar to the form of Material Transfer Agreement attached hereto as EXHIBIT B. Samples of materials other than those described above provided by one party (the "supplying party") to the other party (the "receiving party") in the course of the Research Collaboration shall not be supplied or sent by the receiving party to any Third Party, other than to regulatory agencies or for use in clinical trials, without the written consent of the supplying party.

         8.3 INJUNCTIVE RELIEF. The parties hereto understand and agree that remedies at law may be inadequate to protect against any breach of any of the provisions of this Article 8 by either party or their employees, agents, officers or directors or any other person acting in concert with it or on its behalf. Accordingly, each party shall be entitled to the granting of injunctive relief by a court of competent jurisdiction against any action that constitutes any such breach of this Article 8.

                9.  REPRESENTATIONS AND WARRANTIES

         9.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF GTC. GTC represents and warrants to and covenants with SP that:

                9.1.1 GTC is a corporation duly organized, validly existing and in corporate good standing under the laws of Massachusetts;

                9.1.2 GTC has the legal right, authority and power to enter into this Agreement, and to extend the rights and licenses granted to SP in this Agreement;

                9.1.3 GTC has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

                9.1.4 upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of GTC enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                9.1.5 the performance of its obligations under this Agreement will not conflict with its charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a party;

                9.1.6 to the best of GTC's knowledge but without independent investigation, the performance of GTC's obligations under this Agreement, including without limitation the delivery of the GTC Databases, will not infringe any Valid Claims of any issued patent;

                9.1.7 GTC will not during the term of this Agreement enter into any agreements, contracts or other arrangements that would be inconsistent with its obligations under this Agreement; and

                9.1.8 GTC will not during the term of this Agreement knowingly and voluntarily take any actions which are reasonably likely to diminish its rights under the GTC Software, the GTC Technology or the GTC Databases, including without limitation by not committing or permitting any acts or omissions which would cause the breach of any agreements between GTC and Third Parties which provide for intellectual property rights applicable to the development, manufacture, use or sale of the Products. GTC is currently in compliance in all material respect with any such agreements with Third Parties and agrees to promptly provide SP with notice of any alleged breach of such agreements.

         9.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SP. SP represents and warrants to and covenants with GTC that:

                9.2.1 SP is a corporation duly organized, validly existing and in corporate good standing under the laws of Switzerland;

                9.2.2 SP has the legal right, authority and power to enter into this Agreement, and to extend the rights and licenses granted to GTC in this Agreement;

                9.2.3 subject only to receipt of the requisite approval of the Board of Directors of Schering-Plough Corporation (which receipt shall be evidenced by the execution by SP of the letter described in Section 2.1), SP has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

                9.2.4 upon the execution and delivery of this Agreement and approval of this Agreement by the Board of Directors of Schering-Plough Corporation, this Agreement shall constitute a valid and binding obligation of SP enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                9.2.5 the performance of its obligations under this Agreement will not conflict with SP's charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a party; and

                9.2.6 SP will not after the Effective Date enter into any agreements, contracts or other arrangements that would be inconsistent with its obligations under this Agreement.

         9.3 VALIDITY AND SCOPE. Nothing in this Agreement shall be construed as a warranty or representation by either party as to the validity or scope of any GTC Technology, GTC Databases, GTC Software, Product Patent Rights or Gene Patent Rights.

         9.4 WARRANTY DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY GTC TECHNOLOGY, GTC DATABASES, GTC SOFTWARE, PRODUCT PATENT RIGHTS, GENE PATENT RIGHTS, GOODS, SERVICES OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

         9.5 LIMITED LIABILITY. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE TO THE CONTRARY, NEITHER GTC NOR SP WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.


                10.  INDEMNITY

         10.1 SP INDEMNITY OBLIGATIONS. SP agrees to defend, indemnify and hold GTC, its Affiliates and their respective employees and agents harmless from all claims, losses, damages or expenses arising as a result of: (a) actual or asserted violations of any applicable law or regulation by SP, its Affiliates or sublicensees by virtue of which the Products manufactured, distributed or sold hereunder shall be alleged or determined to be adulterated, misbranded, mislabeled or otherwise not in compliance with any applicable law or regulation;
(b) claims for bodily injury, death or property damage attributable to the manufacture, distribution, sale or use of the Products by SP, its Affiliates or sublicensees; or (c) a Product recall ordered by a governmental agency or required by a confirmed Product failure as reasonably determined by the parties hereto.

         10.2 LIMITATION ON SP INDEMNITY OBLIGATIONS. GTC, its Affiliates and their respective employees and agents shall not be entitled to the indemnities set forth in Section 10.1 where the claim, loss, damage or expense for which indemnification is sought was caused by a grossly negligent act or intentional act of misconduct or omission by GTC, its directors, officers, employees or authorized agents.

         10.3 PROCEDURE. If GTC or any of its Affiliates or their respective employees or agents (the "Indemnitee") intends to claim indemnification under this Article 10, the Indemnitee shall promptly notify the other party (the "Indemnitor") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The indemnity agreement in this Article 10 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 10, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article 10. The Indemnitee under this Article 10, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification. The Indemnitor shall additionally be liable to pay the reasonable legal costs and attorneys' fees incurred by the Indemnitee in establishing its claim for indemnity.

         10.4 INSURANCE. SP shall maintain appropriate product liability insurance with respect to development, manufacture and sales of the Products by SP in such amount as SP customarily maintains with respect to sales of its other products. SP shall maintain such insurance for so long as it continues to manufacture or sell the Products, and thereafter for so long as SP maintains insurance for itself covering such manufacture or sales.


                11.  EXPIRATION AND TERMINATION

         11.1   EXPIRATION.

                11.1.1 TERM OF RESEARCH COLLABORATION. Unless this Agreement is sooner terminated in accordance with the provisions of this Article 11, the term
of the Research Collaboration shall expire            *             ; provided,
however, that SP may, in its discretion, elect to extend the Research
Collaboration for an additional               *               *              SP
shall deliver written notice to GTC at least              *            prior to
the expiration of the Initial Research Collaboration Term definitively stating whether SP intends to exercise its option to extend the term of the Research Collaboration. In any event, GTC may, in its discretion, engage in an orderly wind-down of the Research Collaboration, including the reassignment of the
scientists devoted thereto, during the last            *               thereof.

                11.1.2 TERM OF AGREEMENT. Unless this Agreement is sooner terminated in accordance with the provisions of this Article 11, this Agreement shall expire and the licenses granted by GTC to SP hereunder shall become fully
paid, on a Product by Product and country by country basis,          *
of the relevant Product in the relevant country or, if later, upon the last to expire of any Valid Claim included in the Product Patent Rights with respect to such Product in such country. Notwithstanding the foregoing, this Agreement shall in any event terminate on the thirty-fifth (35th) anniversary of the date hereof.

         11.2   EVENTS OF DEFAULT.

                11.2.1 DEFAULT BY EITHER PARTY. An Event of Default shall have occurred upon (i) the occurrence of a material breach (other than a material breach described in clause (ii) hereof

                       * Confidential Treatment Requested
or in Section 11.2.2 below) if the breaching party fails to remedy such breach within ninety (90) days after written notice thereof by the non-breaching party, or (ii) the bankruptcy, insolvency, dissolution or winding up of a party.

                11.2.2 DEFAULT BY SP. An Event of Default shall have occurred if:

                (i) SP fails to make payments due hereunder, sixty (60) days after GTC delivers written notice thereof to SP specifying such failure and its claim of right to terminate, unless SP makes such payments plus interest within such sixty (60) day period;

                (ii)    SP fails to achieve the milestones set forth in
         Section 5.1 hereof, or fails to diligently develop and commercialize the Lead Compounds and Development Candidates selected by it as required by Section 5.2 hereof, and does not cure such breach within ninety (90) days after GTC delivers written notice thereof to SP specifying such failure; or

                (iii) SP fails to market each approved Product in the Major Market Countries as required by Section 5.3 hereof and does not cure such breach within ninety (90) days after GTC delivers written notice thereof to SP specifying such failure.

         11.3   EFFECT OF AN EVENT OF DEFAULT.

                11.3.1 REMEDIES AVAILABLE TO GTC.

                (a) UPON BREACH OF A MATERIAL TERM. In the event that an Event of Default described in Section 11.2.1, Section 11.2.2(i) or Section 11.2.2(ii) occurs relating to SP and SP fails to cure such default during any applicable cure period, GTC shall have the right, at its option exercisable in its sole discretion, in addition to any other rights or remedies available to it at law or in equity, to either (i) to terminate this Agreement upon notice thereof to SP, in which case (A) the licenses granted to SP pursuant to Article 3 shall terminate, (B) any and all Information and materials provided by GTC pursuant to this Agreement shall be promptly returned by SP to GTC, (C) SP shall promptly deliver to GTC all preclinical and clinical data relating to Products owned or controlled by SP and necessary or useful to the development or commercialization of such Products, (D) if SP has obtained any regulatory approvals in any country for the Products, then SP shall, to the extent legally permissible, take all additional action reasonably necessary to assign all of its right, title and interest in and transfer possession and control to GTC of such regulatory approvals, (E) if SP has filed Product Patent Rights in relating to any Product, then SP shall take all action reasonably necessary to exclusively license all of its right, title and interest in, and transfer possession and control to GTC of, such Product Patent Rights, (F) SP will grant GTC licenses on reasonable and customary terms to be negotiated in good faith by the parties for any technology or know-how developed by SP or its Third Party manufacturer, if any, relating to the manufacture of the Products and (G) if SP has marketed the Products in any country, SP will assign to GTC all of its right, title and interest in any trademark under which SP shall have marketed the Products in such country together with the goodwill associated therewith or (ii) (Y) terminate only Articles 2, 4, 5 and 7, including the Research Collaboration (if not earlier expired pursuant to Section
11.1 hereof), and Sections 6.1 and 6.3 hereof and (Z) convert the licenses granted by GTC to SP pursuant to Article 3 hereof into non-exclusive licenses.

                (b) UPON BREACH OF MARKETING DUE DILIGENCE OBLIGATIONS. In the event that an Event of Default described in Section 11.2.2(iii) occurs relating SP's obligation to market each approved Product in each of the Major Market Countries as required by Section 5.3, then GTC shall have the right, at its option exercisable in its sole discretion, in addition to any other rights or remedies available to it at law or in equity, to terminate the licenses granted to SP pursuant to Article 3 as to such Product in the Major Market Country with respect to which the Event of Default occurred, in which case (i) the licenses granted to SP pursuant to Article 3 shall terminate as to such Product (A) in the Major Market Country with respect to which the Event of Default occurred and
(B) in all other countries in which either SP or SC is not at the time of such termination using diligent efforts to market such Product (collectively, the "Terminated Countries"), (ii) if SP or SC has filed Product Patent Rights in any Terminated Country with respect to such Product, then SP shall, to the extent legally permissible, take all action reasonably necessary to exclusively license all of its right, title and interest in, and transfer possession and control to GTC of, such Product Patent Rights (or an undivided interest therein if such Product Patent Rights also cover Products as to which SP retains its license rights under this Agreement), (iii) if SP has obtained any regulatory approvals for such Products in any Terminated Country, then SP shall, to the extent legally permissible, take all additional action reasonably necessary to assign all of its right, title and interest in, and transfer possession and control to GTC of, such regulatory approvals and (iv) SP will assign to GTC all of its right, title and interest in any trademark under which SP shall have registered for use with such Product in such Terminated Country together with the goodwill associated therewith. In the event that SP and SC fails to market the Products in all Major Market Countries pursuant to Section 5.3 hereof and Section 5.3 of the SC Agreement, then the provisions of Section 11.3.1(a) shall apply.

                (c)          *        In the event that GTC exercises its rights
under Section 11.3.1 and utilizes the preclinical and clinical data, regulatory approvals, Product Patent Rights, manufacturing technology or know-how or trademarks obtained by it to develop and commercialize Products, either directly
or through one or more corporate partners, then               *
             *                       , and upon the other terms and conditions,
             *             *        ; provided, however             *
                                       *

                       * Confidential Treatment Requested

                                       *
                                       *

                11.3.2 REMEDIES AVAILABLE TO SP. In the event that GTC materially breaches its obligations pursuant to Section 11.2.1, and GTC fails to cure such breach within the applicable cure period, then SP shall have the right, at its option exercisable in its sole discretion, to seek any rights or remedies available to it at law or in equity, subject to the limitations set forth in Section 9.5 and Section 13.6 hereof.

         11.4                          *
                                       *

         11.5 EFFECT OF EXPIRATION OR TERMINATION OF RESEARCH COLLABORATION. Upon the expiration or termination of the Research Collaboration, GTC's obligation to provide updates to the GTC Databases, the GTC Technology and the GTC Software shall terminate but all licenses to SP to continue to use the GTC Databases, the GTC Technology and the GTC Software as they exist on the termination of the Research Collaboration shall continue in full force and effect for the remaining term of the Agreement.

         11.6 EFFECT OF EXPIRATION OR TERMINATION OF AGREEMENT. The expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination.

                11.6.1 SURVIVAL OF PROVISIONS UPON EXPIRATION. The provisions of Articles 7, 8, 10 and 11 and Sections 9.4, 9.5, 13.6 and 13.11 hereof shall survive the expiration of this Agreement.

                11.6.2 SURVIVAL OF PROVISIONS UPON TERMINATION. The provisions of Articles 7, 8, 10 and 11 and Sections 9.4, 9.5, 13.6 and 13.11 hereof shall survive the termination of this Agreement; provided, however, that GTC shall have no obligation to maintain the confidentiality of the GTC Databases in the event that this Agreement is terminated due to breach by SP. The provisions of
Article 6 hereof shall survive the termination of this Agreement until such time as the Agreement would have expired with respect to any Product in any country pursuant to Section 11.1.2 hereof had it not been earlier terminated.

                       * Confidential Treatment Requested

                12.  PROVISIONS FOR INSOLVENCY

         12.1 GENERAL. All rights and licenses granted under or pursuant to this Agreement by GTC to SP are, for all purposes of Section 365(n) of Title 11 of the U.S. Code ("Title 11"), licenses of rights to intellectual property as defined in Title 11. GTC agrees during the term of this Agreement to maintain and preserve any current copies of all such intellectual property which are in existence and in its possession as of the commencement of a case under Title 11 by or against GTC. If a case is commenced by or against GTC under Title 11, then GTC (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 Trustee) shall, as SP may elect in a written request, immediately upon such request (A) (i) perform all of the obligations provided in this Agreement to be performed by GTC, or (ii) provide to SP copies of all such intellectual property (including all embodiments thereof) held by GTC and such successors and assigns as of the commencement of a case under Title 11 by or against GTC and from time to time thereafter, and (B) not interfere with the rights of SP as provided in this Agreement, or any agreement supplementary hereto, to such intellectual property (including all such embodiments thereof), including any right of SP to obtain such intellectual property (or such embodiment) from any other entity.

         12.2 REJECTION OF AGREEMENT IN TITLE 11. If a Title 11 case is commenced by or against GTC and this Agreement is rejected as provided in Title 11 and SP elects to retain its rights hereunder as provided in Title 11, then GTC (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 Trustee shall provide to SP copies of all such intellectual property (including all embodiments thereof) held by GTC and such successors and assigns immediately upon SP's written request therefor. Whenever GTC or any of its successors or assigns provides to SP any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Article 12, SP shall have the right to perform the obligations of GTC hereunder with respect to such intellectual property, but neither such provision nor such performance by SP shall release GTC from any such obligation or liability for failing to perform it; provided, however, that in such event SP shall not be entitled to compel specific performance by GTC under this Agreement except to the extent of enforcing the exclusivity of the license granted hereunder.

         12.3 ADDITIONAL RIGHTS. All rights, powers, remedies, obligations and conditions of SP provided herein are in addition to and not in substitution for any and all other rights, powers, remedies, obligations and conditions of GTC or SP now or hereafter existing at law or in equity (including, without limitation, Title 11) in the event of the commencement of a Title 11 case by or against GTC. SP, in addition to the rights, power and remedies expressly provided herein, shall be subject to all obligations and conditions, and shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including, without limitation, Title 11) in such event. The parties agree that they intend the foregoing rights and obligations of SP to apply to the maximum extent permitted by law, including without limitation for purposes of Title 11, (i) the right of access to any intellectual property (including all embodiments thereof) of GTC, or any third party with whom GTC contracts to perform an obligation of GTC under this Agreement, and in, the case of the third party, which is necessary for the development, registration and manufacture of a Product, and
(ii) the right to contract directly with any third party described in clause (i) in this sentence to complete the contracted work.

         12.4 EFFECT ON SC AGREEMENT. The parties acknowledge and agree that the occurrence of any event or series of events which gives effect to any of SP's rights under Sections 12.1, 12.2 and/or 12.3 of this Agreement shall have the same effect with respect to SC's rights under the corresponding provisions of the SC Agreement.


                13.  MISCELLANEOUS

         13.1 FORCE MAJEURE. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party; provided, however, that the party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed. Either party shall provide the other party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The parties shall mutually seek a resolution of the delay or the failure to perform as noted above.

         13.2 ASSIGNMENT. This Agreement may not be assigned or otherwise transferred by either party without the consent of the other party; provided, however, that either GTC or SP may, without such consent, assign its rights and obligations under this Agreement (i) to any Affiliate, all or substantially all of the equity interest of which is owned and controlled by such party or its direct or indirect parent corporation, or (ii) in connection with a merger, consolidation or sale of substantially all of such party's assets to an unrelated Third Party; provided, however, that such party's rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets, including those business assets that are the subject of this Agreement. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

         13.3 SEVERABILITY. Each party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the invalid provisions.

         13.4 NOTICES. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

           If to GTC:            Genome Therapeutics Corporation
                                 100 Beaver Street
                                 Waltham, Massachusetts 02154
                                 Attention: Senior Vice President, Strategic
                                 Planning/Business Development
                                 Telephone: 1-617-398-2300
                                 FAX: 1-617-893-8277

           with a copy to:       Palmer & Dodge LLP
                                 One Beacon Street
                                 Boston, Massachusetts  02108
                                 Attention: Michael Lytton, Esq.
                                 Telephone: 1-617-573-0100
                                 FAX: 1-617-227-4420

           If to SP:             Schering Corporation
                                 2000 Galloping Hill Road
                                 Kenilworth, New Jersey 07033
                                 Attention: Vice President, Business Development
                                 Telephone: 1-908-298-4030
                                 FAX: 1-908-298-5379
           with a copy to:       Schering Corporation
                                 2000 Galloping Hill Road
                                 Kenilworth, New Jersey  07033
                                 Attention: Legal Director Licensing
                                 Telephone: 1-908-298-5150
                                 FAX: 1-908-298-2739


         13.5 RELATIONSHIP TO SC AGREEMENT; CONTROLLING PROVISIONS. The parties acknowledge that this Agreement and the SC Agreement are intended to operate together as a single worldwide agreement governing the rights and obligations of GTC, SC and SC. For purposes of clarity and avoidance of doubt, the parties agree that Article 4 and Sections 5.1 and 5.2 of this Agreement shall operate together with, and not in addition to, the corresponding provisions of the SC Agreement. The parties further agree that SP's rights and obligations under Article 7 of this Agreement shall be exercised and performed by the employees and/or agents of SC having responsibility for SC's rights and obligations under Article 7 of the SC Agreement, and that all such activities will be performed in a coordinated manner between SP and SC.

         13.6 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the choice of laws provisions thereof.

         13.7   DISPUTE RESOLUTION.

                13.7.1 The parties hereby agree that they will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations. If a controversy or claim should arise hereunder, the members of the Joint Research Committee or the Joint Patent Committee, as applicable, will confer at least once and will attempt to resolve the matter. If any such matter arises under Section 4.6 or Section 4.7 hereof and has not been resolved within thirty (30) days, the matter shall be referred to the Chief Scientific Officer (or the equivalent position) of GTC and the President of the Schering-Plough Research Institute (or the equivalent position) of SP (the "Representatives"). If the matter has not been resolved within thirty
(30) days by the Representatives, or if the matter arises under other provisions of this Agreement, then the matter shall be referred to the Chief Executive Officers of GTC and SP or their respective designees. If the matter has not been resolved within thirty (30) days of the first meeting of the Chief Executive Officers of the parties (which period may be extended by mutual agreement) concerning such matter, subject to rights to injunctive relief and specific performance, and unless otherwise specifically provided for herein, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be settled as set forth in Section 13.7.2.

                13.7.2 All disputes arising in connection with this Agreement shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association by a single arbitrator appointed in accordance with said Rules and the terms set forth in EXHIBIT C. Notwithstanding the above, either party has the right to bring suit in a court of competent jurisdiction against the other party for (i) any breach of such other party's duties of confidentiality pursuant to Article 8 of this Agreement and (ii) any infringement of its own proprietary rights by the other party. Judgment upon the arbitrator's award may be entered in any court of competent jurisdiction. The award of the arbitrator may include compensatory damages against either party, but under no circumstances will the arbitrator be authorized to, nor shall he, award punitive damages or multiple damages against either party. The parties agree not to institute any litigation or proceedings against each other in connection with this Agreement except as provided in this Section 13.7.

         13.8 ENTIRE AGREEMENT. This Agreement, together with the exhibits hereto, contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties hereto.

         13.9 PUBLICITY. GTC and SP each agree not to disclose the existence of, or any terms or conditions of, this Agreement, or any results arising from the Research Collaboration, to any Third Party without consulting the other party prior to such disclosure. Notwithstanding the foregoing, prior to execution of this Agreement, GTC and SP shall agree upon the substance of information that can be used as a routine reference in the usual course of business to describe the terms of this transaction, and GTC and SP may disclose such information, as modified by mutual agreement from time to time, without consulting the other party.

         13.10 HEADINGS. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

         13.11 INDEPENDENT CONTRACTORS. It is expressly agreed that GTC and SP shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. Neither GTC nor SP shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other party to do so.

         13.12  AGREEMENT NOT TO SOLICIT EMPLOYEES. During the term of this
Agreement and for a period of        *             following the expiration or
termination of this Agreement pursuant to Article 11, GTC and SP agree not to seek to persuade or induce any employee of the other company to discontinue his or her employment with that company in order to become employed

                       * Confidential Treatment Requested
by or associated with any business, enterprise or effort that is associated with its own business;
                                        *
                                        *
                                        *

         13.13 EXPORTS. The parties acknowledge that the export of technical data, materials or products is subject to the exporting party receiving any necessary export licenses and that the parties cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either party. GTC and SP agree not to export or re-export, directly or indirectly, any information, technical data, the direct product of such data, samples or equipment received or generated under this Agreement in violation of any applicable export control laws or governmental regulations. GTC and SP agree to obtain similar covenants from their licensees, sublicensees and contractors with respect to the subject matter of this Section.

         13.14 WAIVER. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

         13.15 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officer to execute and deliver this Agreement as of the date first set forth above.


GENOME THERAPEUTICS CORPORATION


By: /s/ Christopher T. Kelly
    ___________________________

Title: Senior Vice President
       ________________________
       Strategic Planning/Business Development

SCHERING-PLOUGH LTD.


By: /s/ David Poorvin, Ph.D.
    ___________________________

Title:  Procurer
       ________________________

                       * Confidential Treatment Requested